UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

New Fortress Energy LLC
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. 19th Street, 8th Floor
New York, NY
(516) 268-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares, representing limited liability company interests	NFE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

Credit Agreement

On January 10, 2020, New Fortress Energy LLC, a Delaware limited liability company (“NFE”), entered into a Credit Agreement (the “Credit Agreement”), among NFE, New Fortress Intermediate LLC, a Delaware limited liability company (“Holdings”), NFE Atlantic Holdings LLC, a Delaware limited liability company (the “Borrower”), certain subsidiaries of NFE as guarantors (together with NFE, Holdings and the Borrower, the “Loan Parties”), the lenders from time to time party thereto and Cortland Capital Market Services LLC, as collateral agent and administrative agent.  The Credit Agreement provides for a three-year senior secured term loan facility in an aggregate principal amount of $800,000,000 (the “Credit Facility”).  Closing and funding of the Credit Facility is subject to customary conditions, which are expected to be satisfied on or prior to January 15, 2020.

The proceeds of the Credit Facility will be used (i) to fund general corporate purposes of the Loan Parties, (ii) to repay the indebtedness outstanding under the Credit Agreement dated as of August 15, 2018 (as amended and restated as of December 31, 2018 and as amended as of February 11, 2019, March 13, 2019, September 4, 2019 and December 30, 2019, the “Existing Credit Agreement”), among Holdings, the Borrower, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, and (iii) to pay any and all fees and expenses incurred in connection with the foregoing.  The obligations of the Borrower under the Credit Facility are guaranteed by Holdings, and certain subsidiaries of NFE (other than the Borrower).  The Credit Facility is secured by substantially all assets, including real property, of each of the Loan Parties.

Loans issued under the Credit Facility will bear interest at a per annum rate equal to LIBOR plus 6.25%, which rate will be increased to LIBOR plus 7.75%  for the period from and including January 1, 2021 to and including December 31, 2021 and further increased to LIBOR plus 9.25%  for the period from January 1, 2022 to and including January 10, 2023, in each case subject to a 1.50% LIBOR floor.

Loans under the Credit Facility may be prepaid, at the option of the Borrower, at any time without premium.

Loans under the Credit Facility are required to be prepaid from time to time with the proceeds of certain non-ordinary course asset sales and casualty and condemnation events and the proceeds of indebtedness not permitted under the Credit Agreement.

The Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including, but not limited to, a financial covenant which will require for each fiscal quarter ending on or after March 31, 2021, the ratio of consolidated EBITDA to the sum of consolidated interest expense and amortization to be no less than 1.10 to 1.00; limitations on liens, indebtedness, fundamental changes and dispositions, changes in the nature of the business of NFE and its subsidiaries, loans, advances and investments, sale and leaseback transactions, restricted payments or use of proceeds in violation of Federal Reserve regulations; covenants requiring compliance with anti-corruption, anti-terrorism and anti-money laundering regulations; covenants regarding transactions with affiliates, limitations on dividends and other payment restrictions affecting subsidiaries, limitations on negative pledges, modifications of indebtedness, organizational documents and certain other agreements, violations of the Investment Company Act of 1940, as amended, violations of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and environmental regulations, and plans of division.  The Credit Agreement also contains usual and customary events of default, including: non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; default on other material debt; bankruptcy or insolvency; incurrence of certain material ERISA liabilities; material judgments; impairment of loan documentation; violation of subordination provisions; and change of control.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Parent.

Item 8.01.  Other Events.

On January 13, 2020, NFE issued a press release announcing the transaction described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1
Credit Agreement, dated as of January 10, 2020, by and among NFE, Holdings, the Borrower, each person listed as a guarantor on the signature pages thereto, the lenders from time to time party thereto and Cortland Capital Market Services LLC, as collateral agent and administrative agent.*

99.1	Press Release issued by NFE on January 13, 2020.

*Exhibits and/or schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  NFE agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW FORTRESS ENERGY LLC

January 13, 2020	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer